Exhibit 99.1

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

Consolidated Financial Statements
December 31, 2019 (Audited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

AS OF DECEMBER 31, 2019

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
	Note	2019	2018
		U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$68,378	$127,680
Rents and other receivables, net		3,001	2,496
Prepaid expenses and other assets		778	1,424
Restricted cash		1,482	1,013
Investment in debt instruments, net	7	-	10,859
Due from Owner	11	-	4,500
		73,639	147,972
Investment property held for sale	5(3)	-	43,758
		73,639	191,730
NON-CURRENT ASSETS
Investment properties	5	1,059,830	912,989
Investment in joint ventures	12	229,936	185,684
Financial assets at fair value through profit or loss	6	96,653	75,351
Restricted cash		10,520	9,329
		1,396,939	1,183,353
Total assets		$1,470,578	$1,375,083
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes and bond payable, net	8	$81,772	$49,957
Debentures, net	8	56,186	51,903
Accounts payable and accrued liabilities		19,794	18,950
Other liabilities		14,820	17,312
		172,572	138,122
Note payable related to property held for sale, net		-	22,845
		172,572	160,967
LONG-TERM LIABILITIES
Notes and bond payable, net	8	369,971	327,668
Debentures, net	8	165,734	203,099
Rental security deposits		4,345	3,703
Series A Cumulative Convertible Redeemable Preferred Stock	5 (6)	15,008	-
		555,058	534,470
Total liabilities		727,630	695,437
EQUITY
Owner's net equity		726,854	657,049
Non-controlling interests		16,094	22,597
Total equity		742,948	679,646
Total liabilities and equity		$1,470,578	$1,375,083

The accompanying notes are an integral part of the consolidated financial statements.

March 25, 2020	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

		Years ended December 31,
	Note	2019	2018	2017
		U.S. dollars in thousands
Revenues and other income:

Rental income		$72,283	$71,181	$108,113
Tenant reimbursements		10,789	12,621	21,710
Interest income from debt investments		369	2,018	1,782
Other operating income		3,078	2,812	4,001
Total revenues and other income		86,519	88,632	135,606

Expenses:
Operating, maintenance, and management fees	14	(29,845)	(29,110)	(42,611)
Real estate taxes and insurance		(12,631)	(11,762)	(17,404)
Total expenses		(42,476)	(40,872)	(60,015)
Gross profit		44,043	47,760	75,591

Fair value adjustment of investment properties, net	5	22,142	17,111	4,755
Loss on deconsolidation		-	-	(667)
Loss on extinguishment of debt		(1,106)	(494)	(478)
Provision for loss on debt investments		-	(2,500)	-
Equity in income of unconsolidated joint ventures	12	31,206	17,469	24,130
Asset management fees to affiliate	11	(8,158)	(8,525)	(10,686)
General and administrative expenses		(3,479)	(4,929)	(2,852)
Operating profit		84,648	65,892	89,793

Finance income		1,842	1,798	1,021
Finance income (loss) from financial assets at fair value through profit or loss		26,478	(12,579)	12,640
Finance expenses		(28,849)	(31,054)	(37,149)
Transaction and related costs		(4,462)	-	-
Foreign currency transaction adjustments, net		(12,498)	10,141	(15,298)
Net income		$67,159	$34,198	$51,007

Net income attributable to owner		$69,805	$41,320	$48,317
Net (loss) income attributable to non-controlling interests		(2,646)	(7,122)	2,690
Net income		$67,159	$34,198	$51,007

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2019	2018	2017
	U.S. dollars in thousands

Net income	$67,159	$34,198	$51,007
Total comprehensive income	$67,159	$34,198	$51,007

Total comprehensive income attributable to owner	$69,805	$41,320	$48,317
Total comprehensive (loss) income attributable to non-controlling interests	(2,646)	(7,122)	2,690
Total comprehensive income	$67,159	$34,198	$51,007

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	U.S. dollars in thousands

Balance at January 1, 2017	$413,087	$407,994	$41,631	$862,712	$26,131	$888,843
Net income	—	48,317	—	48,317	2,690	51,007
Total comprehensive income	—	48,317	—	48,317	2,690	51,007
Dividends to Owner	—	(123,500)	—	(123,500)	—	(123,500)
Non-controlling interests contributions	—	—	—	—	158	158
Distributions to non-controlling interests	—	—	—	—	(22)	(22)
Balance at December 31, 2017	413,087	332,811	41,631	787,529	28,957	816,486
Net income (loss)	—	41,320	—	41,320	(7,122)	34,198
Total comprehensive income (loss)	—	41,320	—	41,320	(7,122)	34,198
Dividends to Owner	—	(171,800)	—	(171,800)	—	(171,800)
Non-controlling interests contributions	—	—	—	—	762	762
Balance at December 31, 2018	413,087	202,331	41,631	657,049	22,597	679,646
Net income (loss)	—	69,805	—	69,805	(2,646)	67,159
Total comprehensive income (loss)	—	69,805	—	69,805	(2,646)	67,159
Non-controlling interests contributions	—	—	—	—	12	12
Distributions to non-controlling interests	—	—	—	—	(3,869)	(3,869)
Balance at December 31, 2019	$413,087	$272,136	$41,631	$726,854	$16,094	$742,948

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018	2017
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net income	$67,159	$34,198	$51,007
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint ventures	(31,206)	(17,469)	(24,130)
Fair value adjustment on investment properties, net	(22,142)	(17,111)	(4,755)
Transaction and related costs	4,462	-	-
Loss on deconsolidation	-	-	667
Loss on extinguishment of debt	1,106	494	478
Provision for loss on debt investments	-	2,500	-
Deferred rent	(4,127)	(4,736)	(2,416)
Bad debt expense	363	161	724
Financing expense	28,849	31,054	37,149
Financing income	(1,842)	(1,798)	(1,021)
Finance (income) loss from financial assets at fair value through profit or loss	(26,478)	12,579	(12,640)
Interest income from debt instruments, net	(369)	(2,018)	(1,782)
Foreign currency transaction gain, net	12,498	(10,141)	15,298
	28,273	27,713	58,579
Changes in assets and liabilities:
Restricted cash	443	2,272	(275)
Rents and other receivables	(289)	(705)	(755)
Prepaid expenses and other assets	284	(1,007)	204
Accounts payable and accrued liabilities	(3,705)	3,008	(3,301)
Rental security deposits	(262)	(603)	(2,288)
Other liabilities	10	73	(2,455)
Lease incentive additions	(2,130)	(1,109)	(482)
	(5,649)	1,929	(9,352)
Net cash provided by operating activities	22,624	29,642	49,227
Cash Flows from Investing Activities:
Acquisitions of investment properties	(90,266)	(312,348)	(165,465)
Acquisition of PORT *)	(52,992)	-	-
Improvements to investment properties	(36,380)	(37,423)	(47,679)
Proceeds from sales of investment properties, net	141,548	248,834	834,480
Deferred proceeds related to sale of real estate	-	1,390	1,728
Reimbursement of construction costs	-	1,636	-
Deconsolidation of 353 Sacramento **)	-	-	37,900
Investments in debt investments, net	-	-	(12,514)
Repayment of debt investments	7,750	4,500	-
Proceeds from insurance claims	438	-	3,540
Distributions of capital from investment in joint venture	7,800	-	58,170
Investment in unconsolidated joint venture	(20,846)	(1,320)	-
Investments in financial assets at fair value through profit or loss, net	(26,223)	(30,609)	(43,308)
Distribution from financial assets at fair value through profit or loss, net	251	2,627	3,704
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	28,034	27,786	-
Purchase of interest rate cap	(28)	(163)	(107)
Purchase of derivative financial instrument	-	-	(3,434)
Proceeds from termination of derivative financial instrument	-	-	6,557
Interest income received	2,725	3,713	1,900
Dividend income received from financial assets at fair value through profit or loss	6,112	6,176	2,189
Restricted cash released for capital expenditures	-	-	9,599
Funding for development obligations	(88)	(1,170)	-
Due from (to) Owner	4,500	(4,500)	-
Net cash (used in) provided by from investing activities	(27,665)	(90,871)	687,260
The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018	2017
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	$84,268	$223,425	$187,204
Principal payments on notes and bond payable	(126,603)	(152,516)	(477,089)
Payments of deferred financing costs	(1,123)	(3,390)	(2,376)
Interest paid	(25,703)	(27,029)	(32,688)
Release of restricted cash for debt service obligations	276	—	—
Proceeds from Series A Cumulative Convertible Redeemable Preferred Stock	15,008	—	—
Non-controlling interests contributions	12	762	158
Distributions to non-controlling interests	(3,869)	—	(22)
Dividends to Owner	—	(171,800)	(123,500)
Other financing proceeds, net	1,822	—	—
Net cash used in financing activities	(55,912)	(130,548)	(448,313)
Effect of exchange rate changes on cash and cash equivalents	1,651	(229)	5
Net (decrease) increase in cash and cash equivalents	(59,302)	(192,006)	288,179
Cash and cash equivalents, beginning of period	127,680	319,686	31,507
Cash and cash equivalents, end of period	$68,378	$127,680	$319,686

Supplemental Disclosure of Noncash Activities:

Application of escrow deposits to acquisition of real estate	$—	$—	$2,000
Increase in lease commission payable	$693	$345	$—
Increase to development obligations related to sales of real estate	$—	$—	$3,816
Accrual improvements to real estate	$5,302	$3,363	$3,716
SREIT units received in connection with the Singapore Transaction	$—	$—	$38,720

*)    Assets and liabilities assumed in connection with Pacific Oak Residential Trust acquisition:

Restricted cash	$1,667	—	—
Rents and other receivables	989	—	—
Prepaid expenses and other assets	634	—	—
Investment property	109,922	—	—
Notes payable	(61,885)	—	—
Accounts payable and accrued liabilities	(1,893)	—	—
Rental security deposits	(904)	—	—
Transaction and related costs	4,462	—	—
	$52,992	$—	$—

**)    Proceeds from sale of investment in previously consolidated subsidiary (353 Sacramento):

Working capital (excluding cash and cash equivalents)	$—	$—	$(256)
Investment property	—	—	174,357
Note payable, net	—	—	(87,132)
Loss on deconsolidation	—	—	(667)
Investment in joint venture	—	—	(48,402)
	$—	$—	$37,900
The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL

Definitions in these financial statements:

The Company	-	PACIFIC OAK SOR (BVI) Holdings, Ltd.

The Group	-	The Company and its Subsidiaries

Operating Partnership	-	Pacific Oak Strategic Opportunity Limited Partnership

Subsidiaries	-	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

Joint ventures	-	Companies in which the Company has joint control are accounted for in the consolidated financial statements of the Company using the equity method.

Investees	-	Subsidiaries and Joint ventures.

Related parties	-	As defined in IAS 24.

Interested parties and controlling shareholder	-	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Dollar	-	United States dollar or USD.

KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership.

On November 1, 2019, the Company completed the procedure of renaming and amending its incorporation documents in the British Virgin Islands (the country of the incorporation thereof) such that the name of the Company was changed from KBS SOR (BVI) Holdings, LTD to Pacific Oak SOR (BVI) Holdings, Ltd as of November 1, 2019.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans and real estate equity securities.

The Company is a wholly-owned subsidiary of Pacific Oak Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. Pacific Oak Strategic Opportunity REIT, Inc. (formerly known as KBS Strategic Opportunity REIT, Inc.) ("Pacific Oak REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. Pacific Oak Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. Pacific Oak REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of Pacific Oak REIT.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL (Cont.)

As of December 31, 2019, the Company owned six office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, one apartment property, three investments in undeveloped land with approximately 1,000 developable acres, one residential home portfolio consisting of 993 single-family homes, three investments in unconsolidated joint ventures, five investments in financial assets at fair value through profit or loss.

During the years ended December 31, 2019, 2018 and 2017, the Company declared and paid $0, $171.8 million and $123.5 million of dividends to the Owner, respectively.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.    Basis of presentation of the consolidated financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The consolidated financial statements have been prepared on a cost basis, except for investment properties, financial assets and liabilities (including derivative instruments) and financial assets at fair value through profit and loss, that are presented at fair value and investments in joint ventures, which are presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated.

b.    The operating cycle:

The operating cycle of the company is one year.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.    Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company. Profit or loss and components of other comprehensive income are attributed to the Company and to non-controlling interests. Losses are attributed to non-controlling interests even if they result in a negative balance of non-controlling interests in the consolidated statement of financial position.

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made.

Upon disposal of a subsidiary while losing control, the Company:

-    Derecognizes the assets and liabilities of the subsidiary.
-     Derecognizes the balance in the financial statements of the non-controlling interests.
-     Recognizes the fair value of the consideration received.
-     Recognizes the fair value of any remaining investment.
-    Recognizes any difference created (surplus or deficit) as profit or loss.

d.    Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date with the addition of non-controlling interests in the acquiree. In each business combination, the Company chooses whether to measure the non-controlling interests in the acquiree based on their fair value on the acquisition date or at their proportionate share in the fair value of the acquiree's net identifiable assets.

Direct acquisition costs are carried to the statement of profit or loss as incurred.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In a business combination achieved in stages, equity interests in the acquiree that had been held by the acquirer prior to obtaining control are measured at the acquisition date fair value while recognizing a gain or loss resulting from the revaluation of the prior investment on the date of achieving control.

Goodwill, if any, is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed. If the resulting amount is negative, the acquirer recognizes the resulting gain on the acquisition date.

Consideration paid in transactions which are accounted for as an asset acquisition rather than business combination is allocated to assets acquired and liabilities assumed based on relative fair value approach. Acquisition fees and expenses are capitalized into the cost basis of an asset acquisition. Additionally, during the time in which the Company is incurring costs necessary to bring these investments to their intended use, certain costs such as legal fees, real estate taxes and insurance and financing costs are also capitalized.

e.    Investment in joint arrangements:

Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

Joint ventures:

In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method.

f.    Investments accounted for using the equity method:

The Company's investments in joint ventures are accounted for using the equity method.

Under the equity method, the investment in the joint venture is presented at cost with the addition of post-acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the joint venture. Gains and losses resulting from transactions between the Company and the associate or the joint venture are eliminated to the extent of the interest in the associate or in the joint venture.

Goodwill relating to the acquisition of an associate or a joint venture is presented as part of the investment in the associate or the joint venture, measured at cost and not systematically amortized. Goodwill is evaluated for impairment as part of the investment in the associate or in the joint venture as a whole.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The financial statements of the Company and of the joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the joint venture are uniform and consistent with the policies applied in the financial statements of the Company.

The equity method is applied until the loss of joint control of the joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in a joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or part of the investment in a joint venture that is classified as held for sale. Any portion of this investment that is not classified as held for sale continues to be accounted for using the equity method.

At the date of the loss of material influence or joint control, the Company measures any investment remaining in the joint venture at fair value and recognizes the difference between the consideration from disposal of the joint venture and the fair value of the remaining investment and the carrying amount of the investment realized at that date in profit or loss.

g.    Functional currency, presentation currency and foreign currency:

1.    Functional currency and presentation currency:

The functional and presentation currency of the financial statements is the US dollar.

The Company determines the functional currency of each Group entity, including companies accounted for using the equity method.

2.    Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.    Cash and cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Company's cash management.

i.    Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

j.	Allowance for doubtful accounts (the accounting policy applied until December 31, 2017):

The allowance for doubtful accounts is determined in respect of specific trade receivables whose collection, in the opinion of the Company's management, is doubtful. In respect of trade receivables for which a specific allowance has not been recorded, the Company also recognizes an allowance for those receivables that are collectively assessed for impairment based on their credit risk characteristics. Impaired receivables are derecognized when they are assessed as uncollectible.

k.    Revenue recognition:

On January 1, 2018, the company initially adopted IFRS 15 Revenue from contracts with customers using the modified retrospective method of adoption. Such initial application did not have a significant effect on the company's financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Real Estate:

The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and records amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant's rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company makes estimates of the collectability of its tenant receivables related to base rents, including deferred rent, expense reimbursements and other revenue or income. Management specifically analyzes accounts receivable, deferred rents receivable, historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, management makes estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt reserve for the tenant's receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Insurance proceeds for Property Damages:

The Company maintains an insurance policy that provides coverage for property damages and business interruption.  Losses due to physical damages are recognized during the accounting period in which they occur, while the amount of monetary assets to be received from the insurance policy is recognized when receipt of insurance recoveries become receivable.

l.    Financial instruments:

The accounting policy for financial instruments applied commencing from January 1, 2018, is as follows:

1.    Financial assets:

Financial assets are classified at initial recognition at fair value plus transaction costs that can be directly attributed to the purchase of the financial asset, except in the case of a financial asset measured at fair value through profit or loss, in respect of which transaction costs are recognized directly to profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s following characteristics:

(a)    The Group’s business model for managing financial assets, and;
(b)    the contractual cash flow characteristics of the financial asset.

The company measures debt instrument at amortised cost if:

The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and; the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding .

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

Equity instruments and other financial assets held for trading:

Investments in equity instruments does not meet the above criteria and are therefore measured at fair value through profit or loss.

Other financial assets held for trading such as derivatives, including embedded derivatives that were separated from a host contract, will be measured at fair value through profit or loss unless they are designated as instruments for effective hedging.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In respect of equity instruments that are not held for trading, at the date of initial recognition, the Company made an unalterable choice, to present them in other comprehensive income, subsequent changes in fair value that would otherwise not been measured at fair value through profit or loss. These changes will not be carried to future profit or loss even when the investment is derecognized.

Dividends from investments in equity instruments are recognized in profit or loss when the right to receive the dividends is established.

2.    Impairment of financial assets:

The Company examines at each reporting date the provision for loss in respect of financial debt instruments that are not measured at fair value through profit or loss.

The Company distinguishes between two situations of recognition of a provision for loss;

a)
Debt instruments where there has been no significant deterioration in the quality of their credit since the initial recognition or in cases where the credit risk is low - the provision for loss recognized for this debt instrument will take into account projected credit losses in the 12-month period following the reporting date;

b)
Debt instruments with significant deterioration in their credit quality since their initial recognition and for which the credit risk is not low, the provision for a loss to be recognized will take into account anticipated credit losses - over the remaining life of the instrument.

The Company implements the relief prescribed in the Standard, according to which it assumes that the credit risk of a debt instrument did not increase significantly from the date of initial recognition if it was determined at the reporting date that the instrument has a low credit risk, for example when the instrument has an external rating of "investment grade".

Impairment in respect of debt instruments measured at amortized cost will be carried to profit or loss against provision, while impairment in respect of debt instruments measured at fair value through other comprehensive income will be charged against a capital reserve and will not reduce the book value of the financial asset in the statement of financial position.

The Company has financial assets with short credit periods such as customers, for which it is entitled to implement the relief prescribed in the model, i.e., the Company will measure the provision for loss in an amount equal to expected credit losses throughout the life of the instrument. The Company chose to apply the relief regarding these financial assets.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

3.    Derecognition of financial assets:

The company derecognizes financial asset when and only when:

a)	The rights to receive cash flows from the asset have expired, or;

b)
The Company transfers substantially all the risks and rewards deriving from the contractual rights to receive the cash flows from the financial asset or when some of the risks and rewards in the transfer of the financial asset remain with the Company, but it may be said that it transferred the control over the asset.

c)
The Company retains the contractual rights to receive the cash flows deriving from the financial asset, but assumes a contractual obligation to pay these cash flows in full to a third party, without material delay.

4.    Financial liabilities:

a)     Financial liabilities measured at amortized cost

At initial recognition, the company measures financial liabilities at fair value net of directly attributable transaction costs.
After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method.

5.    Derecognition of financial liabilities:

The Company derecognizes a financial liability when and only when, it is extinguished - i.e. when the obligation defined in the contract is discharged or canceled or expires.

The accounting policy for financial instruments applied until December 31, 2017, is as follows:

Financial assets

Financial assets within the scope of IAS 39 are initially recognized at fair value plus directly attributable transaction costs, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

Financial liabilities

Financial liabilities are recognized at fair value. Loans and bonds are presented net of direct transaction costs.

After initial recognition, loans and bonds are presented according to their terms, at cost, net of directly attributable transaction cost, using the effective interest method.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.    Taxes on income:

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount was not material as of December 31, 2019 and 2018.

n.    Leases:

As detailed in note 2(s) below regarding the initial adoption of IFRS 16, "Leases" ("the Standard"), the Company chose to adopt the provisions of the Standard using the modified retrospective approach (without restatement of comparative figures).

The accounting policy for leases applied before December 31, 2018, is as follows:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17.

The group as a lessor

Operating leases

Leases in which the group does not transfer to the lessee substantially all the risks and rewards incidental to ownership of the leased asset are classified as operating leases. Rental income is recognized in profit or loss on a straight-line basis over the lease term. Initial direct costs incurred in respect of the lease agreement are added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the rental income. Contingent rent is recognized as income in the statement of profit or loss when the company is entitled to receive such income.

The accounting policy for leases applied effective from January 1, 2019, is as follows:

The group as a lessor

Operating lease

A lease in which substantially all the risks and rewards incidental to ownership of the leased asset have not been transferred to the lessee is classified as an operating lease. Lease payments are recognized as income in profit or loss on a straight-line basis over the lease term. Initial direct costs incurred in respect of the lease agreement are added to the carrying amount of the underlying asset and recognized as an expense over the lease term on the same basis as the lease income.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.    Investment property:

An investment property is property (land or a building or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment property is measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment property are included in profit or loss when they arise. Investment property is not systematically amortized.

In determining the fair value of investment property, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience.

p.    Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

q.    Provisions:

A provision in accordance with IAS 37 is recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

r.	Initial adoption of new financial reporting and accounting standards and amendments to existing financial Reporting and accounting standards:

Initial adoption of IFRS 16, "leases":

In January 2016, the IASB issued IFRS 16, "leases" ("the standard"), which supersedes IAS 17, "leases" ("the old standard"), IFRIC 4, "determining whether an     Arrangement contains a lease", and SIC-15, "operating leases - incentives".

The initial adoption of IFRS 16 did not have a material effect on the Company's financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 3:	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

-    Investment properties

Investment property that can be reliably measured is presented at fair value at the reporting date. Changes in its fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the suitable discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property.

In determining the fair value of investment property, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment property may lead to a change in fair value.

-    Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel's best professional judgment, taking into account the stage of proceedings and legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.

-    Determining the fair value of an unquoted financial asset:

The fair value of unquoted financial assets in Level 3 of the fair value hierarchy is determined using valuation techniques, generally using future cash flows discounted at current rates applicable for items with similar terms and risk characteristics. Changes in estimated future cash flows and estimated discount rates, after consideration of risks such as liquidity risk, credit risk and volatility, are liable to affect the fair value of these assets.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:	DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION

IFRS 3, "Business Combinations"

In October 2018, the IASB issued an amendment to the definition of a "business" in IFRS 3, "business combinations" ("the amendment"). the amendment is intended to assist entities in determining whether a transaction should be accounted for as a business combination or as an acquisition of an asset.

The amendment consists of the following:

1.
clarification that to meet the definition of a business, an integrated set of activities and assets must include, as a minimum, an input and a substantive process that together significantly contribute to the ability to create output.

2.
removal of the reference to the assessment whether market participants are capable of acquiring the business and continuing to operate it and produce outputs by integrating the business with their own inputs and processes.

3.	introduction of additional guidance and examples to assist entities in assessing whether the acquired processes are substantive.

4.	narrowing the definitions of "outputs" and "business" by focusing on goods and services provided to customers.

5.	introducing an optional concentration test that permits a simplified assessment of whether an acquired set of activities and assets is not a business.

The amendment is to be applied prospectively to all business combinations and asset acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2020, with earlier application permitted.

In the Company's estimation, after examining the implications of the amendments, their implementation is not expected to have a material impact on the Company's financial statements.

A.	Amendments to IAS 1, "Presentation of Financial Statements":

In January 2020, the IASB issued several amendments to IAS 1, "Presentation of Financial Statements" ("the Amendments") in an aim to clarify the criteria for determining the classification of liabilities as current or non-current.

The Amendments consist of the following clarifications:

Clarification of the definition of the right to defer settlement of a liability.

Clarification that only the rights an entity has at the end of the reporting period can determine whether it has the right to defer settlement of the liability.

Clarification of the means that can be used to settle a liability other than by transfer of cash (such as by transfer of equity instruments).

The Amendments are to be applied retrospectively effective for annual periods beginning on or after January 1, 2020, with earlier application permitted.

The Company is reviewing the possible impact of the application of the Amendments but is presently unable to assess their impact, if at all, on the financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES

As of December 31, 2019, the Company owned six office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land encompassing, in the aggregate, approximately 3.0 million rentable square feet. As of December 31, 2019, these properties were 79% occupied. In addition, the Company owned one residential home portfolio consisting of 993 single-family homes and encompassing approximately 1.3 million rental square feet and one apartment property containing 317 units and encompassing approximately 0.3 million rentable square feet, which was 89% and 85% occupied, respectively as of December 31, 2019. The Company also owned three investments in undeveloped land with approximately 1,000 developable acres.

The following table provides summary information regarding the Company's investment properties as of December 31, 2019 and 2018 (in thousands):

	Date Acquired or Foreclosed on				Fair Value as of December 31,		Ownership %
Property		City	State	Property Type	2019	2018

Richardson Office Portfolio	11/23/2011	Richardson	TX	Office	$80,942	$78,414	90%
Undeveloped Land	11/23/2011	Richardson	TX	Undeveloped Land	12,770	11,950	90%
Total Richardson Portfolio					93,712	90,364
Park Highlands	12/30/2011	North Las Vegas	NV	Undeveloped Land	153,570	131,443	100%	(1)
Park Highlands II	12/10/2013	North Las Vegas	NV	Undeveloped Land	51,778	45,214	100%	(1)
Burbank Collection (2)	12/12/2012	Burbank	CA	Retail	—	27,497	90%
Park Centre	03/28/2013	Austin	TX	Office	42,732	32,394	100%
1180 Raymond	08/20/2013	Newark	NJ	Apartment	68,042	60,634	100%
424 Bedford (3)	01/31/2014	Brooklyn	NY	Apartment	—	43,758	90%
Richardson Land II	09/04/2014	Richardson	TX	Undeveloped Land	7,080	6,570	90%
Crown Pointe	02/14/2017	Dunwoody	GA	Office	98,146	92,600	100%
125 John Carpenter (4)	09/15/2017	Irving	TX	Office	—	96,901	100%
The Marq	03/01/2018	Minneapolis	MN	Office	102,565	96,352	100%
City Tower	03/06/2018	Orange	CA	Office	160,064	158,256	100%
Eight & Nine Corporate Centre	06/08/2018	Franklin	TN	Office	80,652	74,764	100%
Georgia 400 Center (5)	05/23/2019	Alpharetta	GA	Office	91,355	—	100%
Single Family Homes Portfolio (6):
Birmingham Homes	11/04/2019	Birmingham	AL	Home	13,646	—	100%
Houston Homes	11/04/2019	Houston	TX	Home	29,196	—	100%
Jacksonville Homes	11/04/2019	Jacksonville	FL	Home	27,397	—	100%
Memphis Homes	11/04/2019	Memphis	TN	Home	18,609	—	100%
Atlanta Homes	11/04/2019	Atlanta	GA	Home	4,687	—	100%
Oklahoma Homes	11/04/2019	Oklahoma City	OK	Home	16,599	—	100%
Total Single Family Homes Portfolio					110,134	—
					$1,059,830	$956,747
Held for Sale					—	(43,758)
					$1,059,830	$912,989

(1)
The Company owns 100% of the common members’ equity of Park Highlands and Park Highlands II. On September 7, 2016 and January 8, 2019, a subsidiary of the Company that owns a portion of Park Highlands and Park Highlands II, sold 820 units of 10% Class A non-voting preferred membership units for $0.8 million and 1,927 units of 10% Class A2 non-voting preferred membership units for $1.9 million, respectively, to accredited investors. The amount of the Class A and A2 non-voting preferred membership units raised, net of offering costs, is included in other liabilities on the accompanying consolidated statement of financial position.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

(2)
On July 19, 2019, the Company sold Burbank Collection for $25.9 million, before closing costs, to purchasers unaffiliated with the Company or Pacific Oak Capital Advisors LLC (the "Advisor"), the Company's external advisor. The sale resulted in a $2.3 million loss recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

(3)
On January 11, 2019, the Company sold 424 Bedford for $43.8 million, before closing costs, to purchasers unaffiliated with the Company or the Advisor. The sale resulted in a $2.2 million loss recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss

(4)
On November 1, 2019, the Company sold 125 John Carpenter to a wholly owned subsidiary of the Keppel Pacific Oak US REIT (the “SREIT”), previously known as Keppel-KBS US REIT. The sale price, before closing costs, of 125 John Carpenter was $99.6 million. The sale resulted in a $0.8 million loss recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

(5)
On May 23, 2019, the Company, through an indirect wholly owned subsidiary, acquired an office property consisting of three buildings containing an aggregate of 416,463 rentable square feet located on an aggregate of 24.4 acres of land in Alpharetta, Georgia (“Georgia 400 Center”). The purchase price of Georgia 400 Center was $90.3 million, net of closing credits and costs.

(6)
On November 4, 2019 the Company, through an indirect wholly owned subsidiary, acquired Reven Housing REIT, Inc. (a NASDAQ-traded real estate investment fund holding as of November 4, 2019, 993 single-family homes for rent in the southeastern and northwestern United States (hereinafter: “Reven”)) for a total consideration of approximately $56.6 million. Following the closing of the agreement, the Company holds (indirectly) the full (100%) share capital of Reven and the name thereof was changed to Pacific Oak Residential Trust Inc. (hereinafter: “PORT”). The aggregate value of the consideration paid to former holders of Reven common stock was $56.6 million in cash and in addition, the Company incurred $4.5 million of transaction related costs. The fair values of the assets acquired and liabilities assumed at the closing date were as follows:

Investment property	$109,923
Cash	8,104
Restricted cash	1,667
Rents and other receivables	989
Prepaid expenses and other assets	634
Notes payable	(61,885)
Accounts payable and accrued liabilities	(1,893)
Rental security deposits	(904)
$56,635

Total cash paid for acquisition	$56,635
Cash assumed	(8,104)
Net cash paid for acquisition	$48,531

On November 6, 2019, Pacific Oak Residential Trust, Inc.("PORT"), issued 15,000 shares of its Series A Cumulative Convertible Redeemable Preferred Stock for gross proceeds of $1,000 per share resulting in net proceeds of $14.9 million after issuance costs. The shares provide for an annual dividend of 6% payable quarterly. The shares may be redeemed by the holders beginning on November 4, 2021 for $1,000 per share plus all accrued but unpaid dividends through the redemption date, or after November 4, 2022 for $1,120 per share plus all accrued but unpaid dividends through the redemption date. Additionally, if the common shares of PORT are publicly traded, the holder may elect to convert its preferred shares into common shares based on a value of the preferred shares of $1,120 per share plus unpaid accrued dividends, and a market price conversion factor of the common shares as stated in the agreement.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

The following are the movements in the investment properties:

	2019	2018
Balance as of January 1	$956,747	$834,489
Acquisitions	200,188	312,348
Improvements	34,263	29,227
Lease incentives, net	6,239	6,013
Lease commission costs	5,448	6,393
Disposals	(165,197)	(248,834)
Fair value adjustments, net	22,142	17,111
	1,059,830	956,747
Held for Sale	—	(43,758)
Balance as of December 31	$1,059,830	$912,989

Operating Leases:

Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2019, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 12.2 years with a weighted-average remaining term of 4.3 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts.

Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash and assumed in real estate acquisitions or foreclosures related to tenant leases are included in rental security deposits in the accompanying consolidated statements of financial position and totaled $4.3 million and $3.7 million as of December 31, 2019 and 2018, respectively.

During the years ended December 31, 2019, 2018 and 2017, the Company recognized deferred rent from tenants of $4.1 million, $4.7 million and $2.4 million, respectively, net of lease incentive amortization. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:	INVESTMENT PROPERTIES (Cont.)

As of December 31, 2019 and 2018, the future minimum rental income from the Company's properties, excluding apartment leases and single family home leases, under non-cancelable operating leases was as follows (in thousands):

	December 31,
	2019	2018
First year	$53,396	$52,261
Second year	50,295	50,946
Third year	44,112	46,439
Fourth year	35,871	40,071
Fifth year	30,396	34,839
Thereafter	67,980	104,476
	$282,050	$329,032

As of December 31, 2019, the Company's commercial real estate properties were leased to approximately 229 tenants over a diverse range of industries and geographic areas. The Company's highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Insurance	26	$7,817	14.1%
Health Care and Social Services	16	7,021	12.7%
Computer Systems	24	6,852	12.4%
		$21,690	39.2%

(1) Annualized base rent represents annualized contractual base rental income as of December 31, 2019, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

No other tenant industries accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time.

Geographic Concentration Risk:

As of December 31, 2019, the Company's investment properties in Nevada, Georgia, Texas and California represented 14.0%, 13.2%, 11.7% and 10.9% of the Company's total assets, respectively.  As a result, the geographic concentration of the Company's portfolio makes it particularly susceptible to adverse economic developments in the Nevada, Georgia, Texas and California real estate markets.  Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect the Company's operating results and its ability to repay the bonds.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

The following table sets forth the financial assets at fair value through profit or loss owned by the Company and the related carrying value of the shares as of December 31, 2019 and December 31, 2018 (dollars in thousands):

	December 31,
	2019	2018
Real estate equity securities	$81,439	$73,876
NIP Joint Venture	1,224	1,475
Battery Point Series A-3 Preferred Units	13,990	—
	$96,653	$75,351

REAL ESTATE EQUITY SECURITIES

As of December 31, 2019, the Company owned three investments in real estate equity securities. The following table sets forth the number of shares owned by the Company and the related carrying value of the shares as of December 31, 2019 and December 31, 2018 (dollars in thousands):

	December 31, 2019		December 31, 2018
Real Estate Equity Security	Number of Shares Owned	Total Carrying Value	Number of Shares Owned	Total Carrying Value
Whitestone REIT	—	$—	1,781,894	$21,846
Keppel Pacific Oak US REIT	64,165,352	50,049	56,979,352	34,757
Franklin Street Properties Corp.	2,773,729	23,743	2,772,529	17,273
Plymouth Industrial REIT, Inc.	415,841	7,647	—	—
	67,354,922	$81,439	61,533,775	$73,876

During the year ended December 31, 2019, the Company purchased 555,555 shares of common stock of Plymouth Industrial REIT, Inc. (NYSE Ticker: PLYM) for an aggregate purchase price of $10.0 million and also sold 139,714 shares of common stock for an aggregate sales price of $2.7 million. During the year ended December 31, 2019, the Company sold 1,781,894 shares of common stock of Whitestone REIT for an aggregate sales price of $25.4 million.

On October 29, 2019, the Company acquired an additional 7,186,000 common units of the SREIT for $5.2 million in connection with the sale of 125 John Carpenter to a wholly owned subsidiary of the SREIT.

The Company's investments in real estate equity securities are classified as financial assets at fair value through profit and loss on the accompanying consolidated statements of financial position as the Company intends to hold the securities for the purpose of collecting dividend income and for longer term price appreciation. These investments are carried at their estimated fair value based on quoted market prices for the security. Unrealized gains and losses are reported in finance (loss) income from financial assets at fair value through profit or loss.

During the years ended December 31, 2019, 2018 and 2017, the Company recognized $5.8 million, $6.0 million and $2.5 million, respectively, of dividend income from real estate equity securities, included in finance (loss) income from financial assets at fair value through profit or loss.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

NIP JOINT VENTURE
On May 18, 2012, the Company, through an indirect wholly owned subsidiary, entered into a joint venture (the "NIP Joint Venture") with OCM NIP JV Holdings, L.P. and HC KBS NIP JV, LLC ("HC-KBS"). As of December 31, 2019, the NIP Joint Venture owned two industrial properties encompassing 0.9 million square feet. The Company made an initial capital contribution of $8.0 million which represents less than a 5.0% ownership interest in the NIP Joint Venture as of December 31, 2019. The Company has virtually no influence over the NIP Joint Venture's operations, financial policies or decision making. Accordingly, the Company is accounting for its investment in the NIP Joint Venture as a financial asset at fair value through profit or loss. The carrying value of the Company’s investment in the NIP Joint Venture was $1.2 million and $1.5 million at December 31, 2019 and 2018, respectively.

During the year ended December 31, 2019, the Company received a distribution of $0.3 million related to its investment in the NIP Joint Venture, which was reflected as a return of capital from the NIP Joint Venture. During the year ended December 31, 2018, the Company received aggregate distributions of $2.6 million related to its investment in the NIP Joint Venture. The Company recognized $0.4 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $2.2 million of return of capital from the NIP Joint Venture. During the year ended December 31, 2017, the Company received a distribution of $3.7 million related to its investment in the NIP Joint Venture. The Company recognized $2.1 million of income distributions recorded as finance income from financial assets at fair value through profit and loss and $1.6 million of return of capital from the NIP Joint Venture.

Battery Point Series A-3 Preferred Units
Beginning October 28, 2016, the Company invested in Battery Point Series B Preferred Units which were classified as Investments in Debt Instruments, Net on the Company’s accompanying statements of financial position. On March 20, 2019, the Company, through an indirect wholly owned subsidiary, entered into a redemption agreement for the Battery Point Series B Preferred Units. The redemption agreement resulted in the redemption of the Company’s entire investment of 13,000 Series B Preferred Units with a per-unit price of $1,000 with an aggregate outstanding principal balance of $13 million. The Company received a principal paydown of $7.7 million plus accrued interest and an exit fee. In addition, the Company received 210,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25 with an aggregate face amount of $5.3 million. The Battery Point Series A-3 Preferred Units are entitled to a monthly dividend based on an annual rate of 7.5%. The annual dividend rate increases to 10% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2020 and to 11% for the Battery Point Series A-3 Preferred Units not redeemed by February 28, 2021. On each monthly dividend payment date, Battery Point Trust, Inc. (“Battery Point”) has the obligation to use 20% of the net proceeds of any and all future equity capital raising to redeem the Series A-3 Preferred Units. The Battery Point Series A-3 Preferred Units are redeemable at any time by Battery Point and holders of Series A-3 Preferred Shares may elect to redeem their units beginning on February 28, 2021, subject to Battery Point’s board of directors’ determination that the company has sufficient cash. During the year capitalized $0.2 million of costs related to the this conversion to the carrying value of Battery Point Series A-3 Preferred Units.

The Company, through an indirect wholly owned subsidiary, acquired 430,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25 for $10.8 million.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Cont.)

The Company does not have a unilateral right to redeem the Battery Point Series A-3 Preferred Units on a stated redemption date, therefore the Company classified the Series A-3 Preferred Units as a financial asset at fair value through profit or loss. The Battery Point Series A-3 Preferred Units as of December 31, 2019, had a carrying value of $14.0 million.During the year ended December 31, 2019, the Company received distributions of $0.3 million, which were recognized as as finance income from financial assets at fair value through profit and loss.

On March 20, 2019, Pacific Oak Battery Point Holdings, LLC, a real estate asset management company formed in 2019, and its family of companies (collectively, “Pacific Oak”), acquired all the common equity interests in BPT Holdings, LLC (“Battery Point Holdings”). Battery Point Holdings owns (a) the common stock in Battery Point, (b) all the service entities that provide advisory, servicing and property management services to Battery Point Holdings generally named “DayMark”, and (c) 40% of additional DayMark entities that purchase, renovate, lease and sell single-family residential homes to Battery Point. As owner of Battery Point Holdings, Pacific Oak will be responsible for funding the ongoing operations of Battery Point Holdings and its subsidiaries. The affiliated DayMark service entities will be paid annual asset management fees equal to 1.5% of the gross asset value of Battery Point, annual property management fees equal to 8% of tenants’ rents received by Battery Point, and acquisition fees of 1% of the gross purchase price of properties acquired. The affiliated DayMark service entities will also receive fees from tenants upon execution of leases and a 1% commission from sellers of properties into the program, if it acts as the broker for the seller. Pacific Oak is a group of companies founded and owned by Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the Board of Directors.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 7:	INVESTMENTS IN DEBT INSTRUMENTS, NET

Battery Point Series B Preferred Units:

On October 28, 2016, the Company, through an indirect wholly owned subsidiary, entered into a purchase agreement to purchase up to an aggregate of 25,000 units of Series B Preferred Units (the “Preferred Units”) of Battery Point Trust LLC (“Battery Point”), over a six-month period at a per-unit price of $1,000. As of December 31, 2018, the Company owned 13,000 Preferred Units and under no obligation to purchase additional Preferred Units. The Preferred Units are entitled to the payment of quarterly distributions at the following annual rates: 7.0% for the period commencing October 28, 2016 through April 28, 2017; 9.0% for the period commencing April 29, 2017 through April 28, 2018; and 12.0% for the period commencing April 29, 2018 through October 28, 2019.

As of December 31, 2018, the Company owned debt investments. The information for the debt investments As of December 31, 2019 and 2018 is set forth below (in thousands):

Debt Investment	Date Acquired	Debt Securities Type	Outstanding Principal Balance as of December 31, 2019	Book Value as of December 31, 2019	Book Value as of December 31, 2018	Contractual Interest Rate	Annualized Effective Interest Rate	Maturity Date
Battery Point Series B Preferred Units (1)	10/28/2016 / 03/30/2017 / 05/12/2017	Series B Preferred Units	$—	$—	$10,859	(1)	(1)	(1)

(1)
On March 20, 2019, the Company, through an indirect wholly owned subsidiary, entered into a redemption agreement for the Battery Point Series B Preferred Units. The redemption agreement resulted in the redemption of 13,000 Series B Preferred Units with a per-unit price of $1,000. The Company received $8.6 million, of which $0.9 million relates to accrued interest and an exit fee. In addition, the Company received 210,000 shares of Battery Point Series A-3 Preferred Units with a per-unit price of $25. The Series A-3 Preferred Units were classified as a financial asset at fair value through profit or loss (see note 6 “Financial Assets at Fair Value Through Profit or Loss - Battery Point Series A-3 Preferred Units” for further information).

During the year ended December 31, 2018, the Company recorded an impairment loss of $2.5 million related to its investment in debt instruments as the Company does not believe it’s probable that the it will collect 100% of the contractual cash flows due under the original terms as the issuer is experiencing deteriorating operating performance.  The amount of the impairment was measured by comparing the amortized cost of the real estate debt security to the present value of the expected cash flows based on a probability-weighted measure over a range of potential outcomes discounted at a 12% discount rate.

The following summarizes the activity related to debt investments for the year ended December 31, 2019 (in thousands):

Debt investments, net - January 1, 2019	$10,859
Principal repayment of Series B Preferred Units	(7,750)
Redemptions of Series B Preferred Units in exchange for Series A-3 Preferred Units	(2,992)
Receipt of deferred interest receivable	(130)
Deferred interest receivable	4
Accretion of commitment fee, net of closing costs	9
Debt investments, net - December 31, 2019	$—

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 7:	INVESTMENTS IN DEBT INSTRUMENTS, NET (Cont.)

For the years ended December 31, 2019, 2018 and 2017 interest income from debt investments consisted of the following (in thousands):

	Year ended December 31,
	2019	2018	2017

Contractual interest income (including deferred interest)	$356	$1,910	$1,217
Accretion of closing costs and origination fees, net	4	59	250
Interest accretion	9	49	315
Interest income from debt investments	$369	$2,018	$1,782

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE

As of December 31, 2019 and 2018, the Company's notes and bonds payable consisted of the following (dollars in thousands):

	Book Value as of December 31, 2019	Book Value as of December 31, 2018	Contractual Interest Rate as of December 31, 2019 (1)	Effective Interest Rate at December 31, 2019(1)	Payment Type	Maturity Date (2)
Richardson Portfolio Mortgage Loan	$36,000	$36,000	One-Month LIBOR + 2.50%	4.19%	Interest Only	11/01/2021
Park Centre Mortgage Loan (4)	21,970	8,404	One-Month LIBOR + 1.75%	3.44%	Interest Only	06/27/2022
Burbank Collection Mortgage Loan	—	10,716	(5)	(5)	(5)	(5)
1180 Raymond Mortgage Loan	30,250	30,637	One-Month LIBOR + 2.25%	3.96%	Principal & Interest	06/01/2020
1180 Raymond Bond Payable	6,080	6,280	6.50%	6.50%	Principal & Interest	09/01/2036
424 Bedford Mortgage Loan (6)	—	23,710	(6)	(6)	(6)	(6)
Pacific Oak SOR (BVI) Holdings, Ltd. Series A Debentures	224,746	259,516	4.25%	4.25%	(7)	03/01/2023
Crown Pointe Mortgage Loan (8)	51,171	51,171	One-Month LIBOR + 2.60%	4.29%	Interest Only	2/13/2020 (8)
125 John Carpenter Mortgage Loan (9)	—	53,204	(9)	(9)	(9)	(9)
City Tower Mortgage Loan	89,000	89,000	One-Month LIBOR + 1.55%	3.24%	Interest Only	03/05/2021
The Marq Mortgage Loan	53,408	50,800	One-Month LIBOR + 1.55%	3.24%	Interest Only	06/06/2021
Eight & Nine Corporate Centre Mortgage Loan	43,880	43,880	One-Month LIBOR + 1.60%	3.29%	Interest Only	06/08/2021
Georgia 400 Center Mortgage Loan	59,690	—	One-Month LIBOR + 1.55%	3.24%	Interest Only	05/22/2023
PORT Mortgage Loan 1	51,362	—	4.74%	4.74%	Interest Only	10/01/2025
PORT Mortgage Loan 2	10,523	—	4.72%	4.72%	Interest Only	03/01/2026
Total Notes and Bonds Payable principal outstanding	678,080	663,318
Net Premium/(Discount) on Notes and Bonds Payable (10)	783	198
Deferred financing costs, net	(5,200)	(8,044)
Total Notes and Bonds Payable, net	$673,663	$655,472
Note payable related to property held for sale, net	—	(22,845)
Total Notes and Bonds Payable, net related to investment property held for investment	$673,663	$632,627

(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2019. The interest rate is calculated as the actual interest rate in effect as of December 31, 2019 (consisting of the contractual interest rate and contractual floor rates), using interest rate indices at December 31, 2019, where applicable.
(2) Represents the initial maturity date or the maturity date as extended as of December 31, 2019; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.
(3) Represents the payment type required under the loan as of December 31, 2019. Certain future monthly payments due under this loan also include amortizing principal payments. For more information of the Company’s contractual obligations under its notes and bonds payable, see five-year maturity table below.
(4) On June 27, 2019, the Company closed on the refinancing of the Park Centre Mortgage Loan.
(5) On July 19, 2019, in connection with the disposition of the Burbank Collection, the Burbank Collection Joint Venture repaid the $10.6 million outstanding principal balance due under the Burbank Collection Mortgage Loan.
(6) On January 11, 2019, in connection with the disposition of 424 Bedford, the buyer assumed the mortgage loan secured by 424 Bedford with an outstanding principal balance of $23.7 million.
(7) See “ - Israeli Bond Financing” below.
(8) Subsequent to December 31, 2019, the Company extended the maturity of the Crown Pointe Mortgage Loan to February 13, 2021.
(9) On November 1, 2019, in connection with the disposition of 125 John Carpenter, the Company repaid the $53.2 million outstanding principal balance due under the 125 John Carpenter Mortgage Loan.
(10) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

During the years ended December 31, 2019, 2018 and 2017, the Company incurred $28.8 million, $31.1 million and $37.1 million of interest expense, respectively. Included in interest expense for the years ended December 31, 2019, 2018 and 2017, was $3.6 million, $3.6 million and $4.4 million of amortization of deferred financing costs, respectively. Additionally, during the years ended December 31, 2019, 2018 and 2017, the Company capitalized $2.7 million, $2.6 million and $2.3 million of interest, respectively, to its investments in undeveloped land.

As of December 31, 2019 and 2018, the Company’s deferred financing costs were $5.2 million and $8.0 million, net of amortization, which are included in notes and bonds payable, net on the accompanying consolidated statements of financial position, respectively. As of December 31, 2019 and 2018, the Company’s interest payable was $4.8 million and $5.2 million, respectively.

The following is a schedule of maturities, including principal amortization payments, for all notes and bond payable outstanding as of December 31, 2019 and 2018 (in thousands):

	December 31
	2019	2018

First year	$137,958	$102,469
Second year	278,554	104,070
Third year	78,396	272,311
Fourth year	116,132	127,155
Fifth year	270	52,158
Thereafter	66,770	5,155
	$678,080	$663,318

The following is a schedule of principal amortization payments and interest payments based on undiscounted amounts, for all notes and bond payable outstanding as of December 31, 2019 and 2018 (in thousands):

	December 31
	2019	2018

First year	$159,871	$133,589
Second year	292,769	123,708
Third year	86,749	284,029
Fourth year	120,146	132,338
Fifth year	3,578	52,859
Thereafter	71,303	7,585
	$734,416	$734,108

The Company's notes and bonds payable contain financial debt covenants such as minimum net worth, leverage ratio, unencumbered liquid assets, debt service coverage ratio, liquid assets and debt yield. As of December 31, 2019, the Company was in compliance with all of these debt covenants.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

As of December 31, 2019, the Company had a working capital shortfall amounting to $98.9 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to refinance, paid down or extend loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of the Company’s properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

Debentures Issuance:

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A). On March 1, 2019, the Company paid the first principal installment payment of 194.0 million Israeli new Shekels (approximately $53.6 million as of March 1, 2019). On March 1, 2020, the Company paid the second principal installment payment of 194.0 million Israeli new Shekels (approximately $55.9 million as of March 1, 2020)

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants).

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations. As of December 31, 2019, the Company was in compliance with all bond covenants.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 8:	NOTES AND BONDS PAYABLE (Cont.)

Below is a table showing the changes in notes and bonds payable arising from financing activities for the year ended December 31, 2019 and 2018:

	January 1, 2018	Cash Flows	Foreign Exchange Movement	Other	December 31, 2018
Current Notes and bond payable	$117,537	$(67,766)	$—	$795	$50,566
Current Debentures	—	—	—	51,903	51,903
Long-term Notes and bond payable	215,356	138,675	—	(795)	353,236
Long-term Debentures	278,801	—	(19,285)	(51,903)	207,613
	$611,694	$70,909	$(19,285)	$—	$663,318
	January 1, 2019	Cash Flows	Foreign Exchange Movement	Other	December 31, 2019
Current Notes and bond payable	$50,566	$(19,754)	$—	$50,960	$81,772
Current Debentures	51,903	(53,645)	1,742	56,186	56,186
Long-term Notes and bond payable	353,236	31,064	—	(12,738)	371,562
Long-term Debentures	207,613	—	17,133	(56,186)	168,560
	$663,318	$(42,335)	$18,875	$38,222	$678,080

The ‘Other’ column includes the effect of reclassification of non-current and current notes and bonds payable. In addition, for the year ended December 31, 2019, other includes the assumption of long-term notes payable of $51.4 million and $10.5 million related to PORT Mortgage Loan I and PORT Mortgage Loan II, respectively, and $23.7 million long-term notes payable related to the the buyer assumption of the mortgage loan secured by 424 Bedford.

NOTE 9:	DERIVATIVE INSTRUMENTS

The Company enters into derivative instruments for risk management purposes to hedge its exposure to cash flow variability caused by changing interest rates and foreign currency exchange rate movements. The primary goal of the Company’s risk management practices related to interest rate risk is to prevent changes in interest rates from adversely impacting the Company’s ability to achieve its investment return objectives. The Company does not enter into derivatives for speculative purposes. The Company does not apply hedge accounting for its derivative instruments.

The Company enters into foreign currency options and foreign currency collars to mitigate its exposure to foreign currency exchange rate movements on its bonds payable outstanding denominated in Israeli new Shekels. The foreign currency collar consists of a purchased call option to buy and a sold put option to sell Israeli new Shekels. A foreign currency collar guarantees that the exchange rate of the currency will not fluctuate beyond the range of the options’ strike prices. The foreign currency option consists of a call option to buy Israeli new Shekels.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:	DERIVATIVE INSTRUMENTS (Cont.)

The following table summarizes the notional amount and other information related to the Company’s foreign currency collar and foreign currency option As of December 31, 2019 and 2018. The notional amount is an indication of the extent of the Company’s involvement in each instrument at that time, but does not represent exposure to credit, interest rate or market risks (currency in thousands):

	December 31, 2019		December 31, 2018			Strike Price	Trade Date	Maturity Date
Derivative Instruments	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
Derivative instruments not designated as hedging instruments
Foreign currency collar	1	776,182ILS	—	—	ILS	3.38 - 3.4991 ILS - USD	11/25/2019	02/26/2020 (1)
Foreign currency collar	—	—	1	776,182	ILS	3.54 - 3.66 ILS - USD	08/20/2018	02/28/2019

(1) On March 16, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 418.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.5875 and a sold put option to sell the Israeli new Shekels at 3.725. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 418.0 million Israeli new Shekels for an amount ranging from $112.2 million to $116.5 million. On March 17, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 380.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.700 and a sold put option to sell the Israeli new Shekels at 3.820. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 380.0 million Israeli new Shekels for an amount ranging from $99.5 million to $102.7 million
The Company enters into interest rate caps to mitigate its exposure to rising interest rates on its variable rate notes payable. The values of interest rate caps are primarily impacted by interest rates, market expectations about interest rates, and the remaining life of the instrument. In general, increases in interest rates, or anticipated increases in interest rates, will increase the value of interest rate caps. As the remaining life of an interest rate cap decreases, the value of the instrument will generally decrease towards zero.
As of December 31, 2019, the Company had entered into three interest rate caps, which were not designated as hedging instruments. The following table summarizes the notional amounts and other information related to the Company’s derivative instruments as of December 31, 2019. The notional amount is an indication of the extent of the Company’s involvement in the instrument at that time, but does not represent exposure to credit, interest rate or market risks (dollars in thousands):

Derivative Instrument	Effective Date	Maturity Date	Notional Value	Reference Rate
Interest rate cap	02/21/2017	02/13/2020	$46,875	One-month LIBOR at 3.00%
Interest rate cap	04/02/2018	03/05/2021	$77,513	One-month LIBOR at 3.50%
Interest rate cap	06/21/2019	05/22/2023	$51,252	One-month LIBOR at 4.00%

The following table sets forth the fair value of the Company’s derivative instruments as well as their classification on the consolidated statements of financial position as of December 31, 2019 and December 31, 2018 (dollars in thousands):

		December 31, 2019		December 31, 2018
Derivative Instruments	Balance Sheet Location	Number of Instruments	Fair Value	Number of Instruments	Fair Value
Derivative instruments not designated as hedging instruments
Interest rate caps	Prepaid expenses and other assets	3	$12	2	$34
Foreign currency collar	Other liabilities	1	$(179)	1	$(4,393)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 9:	DERIVATIVE INSTRUMENTS (Cont.)

The change in fair value of foreign currency options and collars that are not designated as cash flow hedges are recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of profit or loss. During the year ended December 31, 2019, the Company recognized a $4.2 million gain related to the foreign currency collars, which is shown net against $16.7 million of foreign currency transaction loss in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 31, 2018, the Company recognized an $8.7 million loss related to the foreign currency option and collars, which is shown net against $18.8 million of foreign currency transaction gain in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net. During the year ended December 31, 2017, the Company recognized a $11.3 million gain related to the foreign currency option and collars, which is shown net against $26.6 million of foreign currency transaction loss in the accompanying consolidated statements of profit or loss as foreign currency transaction adjustments, net.

During each of the years ended December 31, 2019, 2018 and 2017, the Company recorded an unrealized loss of $0.1 million on interest rate caps, respectively, which was included in interest expense on the accompanying consolidated statements of profit or loss.

Regulators in many countries are in the process of replacing benchmark Interbank Offered Rates (IBORs), of which one of the most common is the LIBOR, with risk-free interest rate alternatives (RFRs). The replacement of IBORs with RFRs is expected to occur gradually until the end of 2021.

The discontinuance of IBORs could have a significant impact on financial markets and market participants if the work necessary to perform an orderly transition to RFRs is not completed in a timely manner.

The Company has $385.4 million of variable rate debt outstanding hat have interest rates that references one-month LIBOR and that have maturities beyond 2021. The Company also has interest rate swaps extending past 2021 that reference one-month LIBOR with a notional amount of $175.6 millions as of December 31, 2019.

These financial instruments have underlying contracts that, when signed, did not contemplate the permanent discontinuance of (LIBOR) and, as a result, there may be uncertainty or disagreement over how these contracts should be interpreted. Accordingly, the interest rate provisions of these contracts may need to be renegotiated to reflect the new RFRs.

The Company has begun the process of identifying existing contracts that extend past 2021 to determine this exposure to (LIBOR). The Company is also considering actions that may need to be taken to mitigate risks and avoid business interruption, such as renegotiations with counterparties to address contractual uncertainties.

At this stage, the Company is unable to determine the effects, if any, that the discontinuance of IBORs will have on its various financial instruments that reference the IBORs.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES

The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value:

a.
Cash and cash equivalents, restricted cash, rent and other receivables, and accounts payable and accrued liabilities: These balances approximate their fair values due to the short maturities of these items.

b.
Notes and bonds payable: The fair values of the Company's notes and bonds payable are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs. The Company’s bonds issued in Israel are publicly traded on the Tel-Aviv Stock Exchange. The Company used the quoted price as of December 31, 2019 for the fair value of its bonds issued in Israel. The Company classifies this input as a Level 1 input.

c.
Derivative instruments: The Company’s derivative instruments are presented at fair value on the accompanying consolidated statements of financial position.  The valuation of these instruments is determined using a proprietary model that utilizes observable inputs.  As such, the Company classifies these inputs as Level 2 inputs.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

d.
Financial assets at fair value through profit and loss: The Company's real estate equity securities are presented at fair value on the accompanying consolidated statements of financial position. The fair value of the Company's real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies these inputs as Level 1 inputs. The fair value of the Company’s investments in the NIP Joint Venture and Battery Point Series A-3 Preferred Units are determined using a discounted cash flow analysis based on future cash flows or recent sales data. The Company classifies these inputs as Level 3 inputs.

The following were the face values, carrying amounts and fair values of the Company's financial instruments as of December 31, 2019 and December 31, 2018, which carrying amounts do not approximate the fair values (in thousands):

	December 31, 2019			December 31, 2018
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial assets:
Debt investments	$—	$—	$—	$13,000	$10,859	$10,859
Financial liabilities:
Notes and bond payable	$453,334	$451,743	$455,849	$403,802	$400,470	$407,449
Pacific Oak SOR (BVI) Holdings, Ltd. Series A Debentures	$224,746	$221,920	$229,877	$259,516	$255,002	$255,814

Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

Assets and Liabilities Recorded at Fair Value:

As of December 31, 2019, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,059,830	$—	$—	$1,059,830
Financial assets at fair value through profit or loss	$96,653	$81,439	$—	$15,214
Asset derivative - interest rate caps	$12	$—	$12	$—
Liability derivative - foreign currency collar	$(179)	$—	$(179)	$—

As of December 31, 2018, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Recurring Basis:
Investment properties	$956,747	$—	$—	$956,747
Financial assets at fair value through profit or loss	$75,351	$73,876	$—	$1,475
Asset derivative - interest rate caps	$34	$—	$34	$—
Liability derivative - foreign currency collar	$(4,393)	$—	$(4,393)	$—

Investment property is stated at fair value which has been determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions.

The fair value measurement is classified as level 3 in the fair value hierarchy.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

The following main inputs have been used:

Significant assumptions (on the basis of weighted averages) used in the valuations are presented below:

	December 31,
	2019	2018
Investment property:

Commercial
Terminal capitalization rate	6.9%	7.0%

Multi-Family Residential
Terminal capitalization rate	5.3%	4.6%

The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties.

	Increase (Decrease) on the Fair Value due to
	2019		2018
	Decrease of 25 basis	Increase of 25 basis	Decrease of 25 basis	Increase of 25 basis
Investment property:
Commercial
Terminal capitalization rates	$14,900	$(13,900)	$15,800	$(14,500)

Multi-family
Terminal capitalization rates	2,120	(2,000)	3,900	(3,600)

Notes and Bond Payable Sensitivity Analysis:

As of December 31, 2019, the Company was exposed to market risks related to fluctuations in interest rates on $385.4 million of variable rate debt outstanding. As of December 31, 2019, the Company had entered into one interest rate cap with a notional amount of $46.9 million that effectively limits one-month LIBOR at 3.0% effective February 21, 2017 through February 13, 2020, one interest rate cap with a notional amount of $77.5 million that effectively limits one-month LIBOR at 3.5% effective April 2, 2018 through March 5, 2021 and one interest rate cap with a notional amount of $51.3 million that effectively limits one-month LIBOR at 4.0% effective June 21, 2019 through May 22, 2023 . Based on interest rates as of December 31, 2019, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2020, interest expense on the Company’s variable rate debt would increase by $3.9 million or decrease by $3.9 million, respectively.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 10:	FAIR VALUE DISCLOSURES (Cont.)

Foreign Currency Analysis:

As of December 31, 2019, the Company had entered into one foreign currency collar to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collar expired in February 2020 and had an aggregate Israeli new Shekels notional amount of 776.2 million. The foreign currency collar consisted of a purchased call option to buy Israeli new Shekels at 3.38 and a sold put option to sell the Israeli new Shekels at 3.4991. In February 2020, the collar expired without an exchange of cash.

As of December 31, 2019, the Company held 5,000 Israeli new Shekels ($2,000) and 21.8 million Israeli new Shekels ($6.3 million) in cash and restricted cash, respectively. In addition, as of December 31, 2019, the Company had bonds outstanding and the related interest payable in the amounts of 776.2 million Israeli new Shekels ($224.7 million) and 11.0 million Israeli new Shekels ($3.2 million), respectively. Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Based solely on the remeasurement for the year ended December 31, 2019, if foreign currency exchange rates were to increase or decrease by 10%, the Company’s net income would increase or decrease by approximately $20.1 million and $24.6 million, respectively, for the same period. The foreign currency transaction income or loss as a result of the change in foreign currency exchange rates does not take into account any gains or losses on our foreign currency collar as a result of such change, which would reduce our foreign currency exposure.

Financial Market Risk Analysis:

As of December 31, 2019, the Company owned real estate equity securities with a book value of $81.4 million. Based solely on the prices of real estate equity securities for the twelve months ended December 31, 2019, if prices were to increase or decrease by 10%, the Company’s net income would increase or decrease, respectively, by approximately $8.1 million.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:	RELATED PARTY TRANSACTIONS

The Parent Company has entered into an advisory agreement with the Advisor. Pursuant to the advisory agreement, the Advisor conducts the Parent Company's operations and manages its portfolio of investments, which investments the Parent Company holds indirectly through the Company. The Parent Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following:

Form of Compensation	Amount
Asset Management Fee
With respect to investments in loans and any investments other than real estate, the Parent Company pays the Advisor a monthly fee calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. With respect to investments in real property, the asset management fee is a monthly fee equal to one-twelfth of 0.75% of the sum of the amount paid or allocated to acquire the investment, plus the cost of any subsequent development, construction or improvements to the property, and inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on the Parent Company's proportionate share of the underlying investment, inclusive of its proportionate share of any fees and expenses related thereto.

Acquisition and Origination Fees
The Parent Company pays the Advisor an acquisition and origination fee equal to 1% of the cost of investments acquired, or the amount funded by the Parent Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments.

Disposition Fee
For substantial assistance in connection with the sale of properties or other investments, the Parent Company pays the Advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 11:	RELATED PARTY TRANSACTIONS (Cont.)

Summarized below are the related-party costs incurred by the Parent Company.  Concurrent with the placement of the bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange (see note 8), an agreement between the Company and the Parent Company came into effect which constitute a back to back agreement to the advisory agreement.

	Incurred
	2019	2018	2017
Expensed
Asset management fees	$8,158	$8,525	$10,686
Reimbursable operating expenses	42	58	-
Disposition fees (1)	1,570	2,494	8,352

Capitalized
Real estate acquisition fees (2)	2,082	3,094	907
Acquisition fee on financial assets at fair value through profit or loss	207	238	429
	$12,059	$14,409	$20,374

(1)
Disposition fees with respect to real estate sold are included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss. Disposition fees with respect to the assignment of the Company's debt investment is included in general and administrative expenses in the accompanying consolidated statements of profit or loss.

(2)	Real estate acquisition fees are subsequently included in the fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss.

As of December 31, 2018, the Company had a $4.5 million due from Owner. In February 2019, the Owner repaid the $4.5 million plus interest of approximately $30 thousand based on a fixed annual interest rate of 4.25%

As of December 31, 2019, the Company owned 64,165,352 shares of the SREIT. The SREIT is externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, our Chief Executive Officer and a director, and Peter McMillan III, our President and Chairman of the Board of Directors, have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with us or our management. As described in more detail below, the SREIT is expected to pay certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES

As of December 31, 2019 and 2018, the Company’s investments in unconsolidated joint ventures were composed of the following:

	December 31
	2019	2018
110 William Joint Venture	$124,920	$134,192
353 Sacramento Joint Venture	84,170	51,492
Pacific Oak Opportunity Zone Fund I	20,846	—
Investment in joint ventures	$229,936	$185,684

The equity in income of unconsolidated joint ventures for the years ended December 31, 2019, 2018 and 2017 was as follows:

	Year ended December 31,
	2019	2018	2017

110 William Joint Venture	$(1,472)	$18,166	$21,663
353 Sacramento Joint Venture	32,678	(697)	2,467
Pacific Oak Opportunity Zone Fund I	—	—	—
Equity in income of unconsolidated joint ventures	$31,206	$17,469	$24,130

110 William Street Joint Venture:

On December 23, 2013, the Company, through an indirect wholly owned subsidiary, entered into an agreement with SREF III 110 William JV, LLC (the "110 William JV Partner") to form a joint venture, KBS SOR SREF III 110 William, LLC (the "110 William Joint Venture"). On May 2, 2014, the 110 William Joint Venture acquired an office property containing 928,157 rentable square feet located on approximately 0.8 acres of land in New York, New York. Each of the Company and the 110 William JV Partner holds a 60% and 40% ownership interest in the 110 William Joint Venture, respectively. Since decisions regarding some relevant operations and financial policies with respect to the 110 William Joint Venture require approval from both members, the Company has joint control with its partner and accordingly, has accounted for its investment in the 110 William Joint Venture under the equity method of accounting. Contributions are generally allocated based on the members' respective equity interests. Income, losses, and distributions are allocated according to the terms as described in the joint venture agreement (the "waterfall mechanism"). During the year ended December 31, 2019, the 110 William Joint Venture made a $7.8 million return of capital distribution to the Company and a $5.2 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinancing done during 2019. During the year ended December 31, 2018, the Company did not receive any distributions related to its investment in the 110 William Joint Venture. During the year ended December 31, 2017, the 110 William Joint Venture made a $58.2 million return of capital distribution to the Company and a $38.8 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinancing done during 2017.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES (Cont.)

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	December 31
	2019	2018

Current assets	$11,668	$22,976
Non-current assets (investment property)	540,328	520,105
Current liabilities (1)(2)	9,209	272,912
Non-current liabilities (3)	292,702	568

Equity	250,085	269,601

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$124,920	$134,192

(1)
As of December 31, 2018, current liabilities include a first mortgage loan of $207,530, bearing interest at a variable rate of 2.2472% over one-month LIBOR, a senior mezzanine loan of $30,218, bearing interest at a variable rate of 6.25% over one-month LIBOR and a junior mezzanine loan of $30,218, bearing interest at a variable rate of 6.25% over one-month LIBOR, all maturing on March 7, 2019.

(2)
On March 7, 2019, the 110 William Joint Venture closed on the refinancing of the 110 William Street Mortgage Loan, 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan. See 110 William Refinancing below.

(3)
As of December 31, 2019, non-current liabilities include a senior mortgage loan of $221,399, bearing interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR, a mezzanine loan of $73,800, bearing interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR, all maturing on April 9, 2021.

	Year ended December 31,
	2019	2018	2017
Revenues	$33,376	$35,857	$34,223
Gross profit	17,092	19,296	17,886
Operating profit *)	10,090	54,802	57,714
Net (loss) profit *)	(6,515)	37,099	44,636
Share of (loss) profit from joint venture (Based on the waterfall mechanism)	(1,472)	18,166	21,663
*) Includes revaluation of investment properties	$(7,002)	$35,506	$39,828

(1)    The company holds 60% of Pacific Oak SOR SREF III 110 William, LLC.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES (Cont.)

110 William Street Refinancing:

On March 7, 2019, the 110 William Joint Venture closed on refinancing of the 110 William Street existing loans (the “Refinancing”). The 110 William Joint Venture repaid $268.0 million of principal related to the existing 110 William Street loans. The Refinancing is comprised of a mortgage loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $261.4 million, which is secured by 110 William Street (the “110 William Street Mortgage Loan”) and a mezzanine loan with Invesco CMI Investments, L.P., an unaffiliated lender, for borrowings of up to $87.1 million (the “110 William Street Mezzanine Loan”). The 110 William Street Mortgage Loan is comprised of a senior mortgage loan of $215.5 million (the “Senior Mortgage Loan”) and an amended and restated building loan of $45.9 million (the “Building Loan”) to be use for future tenant improvements, leasing commissions and capital expenditures.

The 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan mature on April 9, 2021, with three one-year extension options. The 110 William Street Mortgage Loan bears interest at a rate of the greater of (a) 3.5% or (b) 150 basis points over one-month LIBOR. The 110 William Street Mezzanine Loan bears interest at a rate of the greater of (a) 6.9% or (b) 490 basis points over one-month LIBOR. The 110 William Joint Venture entered into an interest rate cap that effectively limits one-month LIBOR at 3.75% on $348.5 million, effective March 7, 2019 through March 15, 2021. The 110 William Street Mortgage Loan and the 110 William Street Mezzanine Loan have monthly payments that are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The 110 William Joint Venture has the right to prepay the loans at any time in whole, but not in part, subject to a prepayment fee if prepaid prior to May 9, 2020 and subject to certain other conditions contained in the loan documents. At closing, $210.8 million of the Senior Mortgage Loan and $70.3 million of the 110 William Street Mezzanine Loan was funded with $4.7 million of the Senior Mortgage Loan, $45.9 million of the Building Loan and $16.8 million of the 110 William Street Mezzanine Loan available for future funding, subject to certain terms and conditions contained in the loan documents.

353 Sacramento Joint Venture:

On July 6, 2017, the Company sold a 45% equity interest in an entity that owns 353 Sacramento for approximately $39.1 million. As a result of the sale and the operating agreement between the Company and the buyer which agreed joint control, 353 Sacramento was deconsolidated into an investment in joint venture. As a result, the Company recognized $0.7 million loss on deconsolidation during the year ended December 31, 2017.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 12:	INVESTMENT IN JOINT VENTURES (Cont.)

The Company does not attach the financial statements of Pacific Oak SOR Acquisition XXIX, LLC (353 Sacramento Street), since its reports are insignificant to the Company's financial statements and do not add more information to the contained below:

Summarized information about the statements of financial position and the statements of profit or loss of 353 Sacramento Street, Pacific Oak SOR Acquisition XXIX, LLC (100%) (in thousands):

	December 31
	2019	2018

Current assets	$11,118	$7,104
Non-current assets (investment property)	264,700	201,800
Current liabilities (1)	121,297	114,656
Non-current liabilities	2,095	861

Equity	152,426	93,387

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$84,170	$51,492

(1)
As of December 31, 2019 and 2018, current liabilities include a first mortgage loan of $115,500 and $105,597, respectively, bearing interest at a floating rate of 275 basis points over one-month LIBOR, maturing on October 14, 2020.

	Year ended December 31,		July 6, 2017 to
	2019	2018	December 31, 2017
Revenues	$16,999	$10,539	$5,890
Gross profit	9,928	4,513	2,503
Operating profit *)	64,775	4,061	6,599
Net profit (loss) *)	59,039	(1,313)	4,297
Share of profit (loss) from joint venture (Based on the waterfall mechanism)	32,677	(697)	2,467
*) Includes revaluation of investment properties	$54,847	$(452)	$4,096

(1)    The company holds 55% of Pacific Oak SOR Acquisition XXIX, LLC.

Pacific Oak Opportunity Zone Fund I:

During the year ended December 31, 2019, the Company acquired 91 Class A Units for $20.8 million in Pacific Oak Opportunity Zone Fund I, LLC (“Pacific Oak Opportunity Zone Fund I”), which includes $0.2 million of acquisition fees. As of December 31, 2019, the book value of the Company’s investment in Pacific Oak Opportunity Zone Fund I was $20.8 million, which includes $0.2 million of acquisition fees. As of December 31, 2019, Pacific Oak Opportunity Zone Fund I consolidated two joint ventures with real estate under development. The Company concluded it is not the primary beneficiary of this investment since it does not have the power to direct the activities that most significantly impact the entity’s economic performance and will account for its investment as an investment in unconsolidated joint venture.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 13:	SEGMENT INFOMRATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM.The Company recognizes two reporting segments for the year ended December 31, 2019 and consists of strategic opportunistic properties and single-family homes. Prior to December 31, 2019, the Company had only one segment. The selected financial information for the two reporting segments as of December 31, 2019 and for the year ended December 31, 2019 is as follows:

	December 31, 2019
	Strategic Opportunistic Properties	Single-Family Homes	Total

Investment properties	$949,696	$110,134	$1,059,830
Total assets	$1,350,674	$119,904	$1,470,578
Total liabilities	$648,285	$79,345	$727,630

	Year ended December 31, 2019
	Strategic Opportunistic Properties	Single-Family Homes	Total
Total revenues and other income	$84,635	$1,884	$86,519
Gross profit	$43,095	$948	$44,043
Finance expenses	$28,352	$497	$28,849

NOTE 13:	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor (see note 11) for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide these services, the Company will be required to obtain such services from other sources.

Environmental:

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2019. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 13:	COMMITMENTS AND CONTINGENCIES (Cont.)

Legal Matters:

From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company's results of profit or loss or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

NOTE 14:	SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME

Operating, maintenance, and management fees:

	Year ended December 31
	2019	2018	2017

Utilities	$6,187	$6,392	$10,475
Repairs and maintenance	14,661	14,291	20,167
Management fees	6,762	6,498	9,143
General and administrative	2,235	1,929	2,826
Operating, maintenance, and management fees	$29,845	$29,910	$42,611

NOTE 15:	SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series B Debentures
On February 16, 2020, the Company issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures will bear interest at the rate of 3.93% per year. The aggregate offering costs were approximately $2.2 million and the effective interest rate is approximately 4.4%. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 15:	SUBSEQUENT EVENTS (Cont.)

Proposed Merger
On February 19, 2020, the Parent Company, Pacific Oak SOR II, LLC, an indirect subsidiary of the Company and the Parent Company (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, POSOR II will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity will continue as an indirect subsidiary of the Parent Company. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of POSOR II shall cease. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of POSOR II’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.9643 shares of the Parent Company’s common stock, par value $0.01 per share. The combined company after the Merger will retain the name “Pacific Oak Strategic Opportunity REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

COVID-19
The recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the continued spread of the virus globally will lead to a world-wide economic downturn. Customers and potential customers of the properties we own could be adversely affected by the disruption to business caused by the global outbreak of the Coronavirus. This could lead to similar negative impacts on our business. As a result of the disrupted economic markets, the Company’s investment in real estate equity securities has experienced significant unrealized losses.
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